UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2014 (January 13, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2014, the Vacancy Resolution Committee of the Board of Directors (the “Board”) of Sprint Corporation (the “Company” or “Sprint”) appointed a new director, Marcelo Claure. Mr. Claure is President, Chairman and Chief Executive Officer of Brightstar Corp. (“Brightstar”), a specialized wireless distributor and a global services company, serving mobile device manufacturers, wireless operators and retailers. The Board appointed Mr. Claure to serve as a member of its Finance Committee. The Board has also designated Mr. Claure a “SoftBank Designee” under Sprint’s Bylaws.

SoftBank Corp. (“SoftBank”) through its wholly-owned subsidiary, Starburst II, Inc., is the controlling stockholder of Sprint. Sprint considers SoftBank, its controlled affiliates, as well as Sprint’s directors and executive officers to be “related parties.”

On October 18, 2013, SoftBank announced a definitive agreement for SoftBank to invest, indirectly, $1.26 billion in Brightstar, enabling Brightstar to expand its scale, and further its position as a leading provider of services for the wireless industry. As part of the transaction, the Buying & Innovation Group (“BIG”), a joint venture created to realize savings and efficiencies for SoftBank, Sprint, and Brightstar, will become a division of Brightstar. Brightstar is expected to become a key supplier of, and procurement agent for, certain handsets, accessories, and services to certain SoftBank telecommunications affiliates, including Sprint. The first and second closings of SoftBank’s investment in Brightstar occurred in October and November 2013, in which SoftBank, indirectly, acquired certain non-voting preferred securities of Brightstar. The final closing of SoftBank’s investment in Brightstar is expected to occur in early 2014 and will result in SoftBank owning, indirectly, approximately 57% and Mr. Claure owning, indirectly, approximately 43% of Brightstar common voting shares on an outstanding basis. Pursuant to the terms of the transaction, at the final closing, SoftBank will be issued a warrant with a nominal exercise price that will allow SoftBank to increase its interest in common voting shares of Brightstar to 70% over time.

Sprint or its affiliates have entered into various arrangements with Brightstar or its subsidiaries. Information regarding these arrangements has not been determined. Sprint will amend this Form 8-K within four business days after the information is determined.

There are no arrangements or understandings between Mr. Claure and any other persons pursuant to which he was selected as a director. Mr. Claure’s compensation for serving as a member of the Sprint Board has not yet been determined.

A copy of the press release issued by the Company on January 16, 2014 announcing the appointment of Mr. Claure is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release - Marcelo Claure Appointment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2014	Sprint Corporation
By: /s/ Timothy P. O’Grady Timothy P. O’Grady, Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release - Marcelo Claure Appointment